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EXHIBIT 99.1

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FOR US MEDIA INQUIRIES, CONTACT:              FOR ASIA-PACIFIC MEDIA INQUIRIES,CONTACT:
Shaila Arora                                  Kim Siong, Liew
Thinkbig Media for M2B World                  Vice President, Corporate Communications
Phone: 949-330-6065                           M2B World
Mobile: 310-749-5006                          Phone:65-6332-9287
E-mail: shaila@thinkbigmedia.com              Email: kimsiong@M2BWorld.com
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  AMARU INC. COMPANIES LAUNCH GLOBAL IPTV SERVICE IN US AND ASIAN MARKETS WITH
JAPANESE TECHNOLOGY PARTNER ZENTEK US AND SINGAPORE WILL SERVE AS LAUNCH PAD FOR
   40 CHANNELS OF IPTV VIDEO ON-DEMAND SERVICE; M2B BRAND WILL ROLL OUT FIRST
                          10,000 SET-TOP BOXES IN JUNE

HOLLYWOOD, CA - JANUARY 27, 2006 - Amaru Inc. (AMRU), through its Singapore-based subsidiary M2B World Pte. Ltd. and its Hollywood-based company M2B World Inc., together with its technology partner Zentek Technology Singapore (Zentek), announced the launch of a Global IPTV service that will offer consumers 40 channels of video on-demand (VOD) content delivered to their television screens via a broadband connection. Reflecting the brands continuing promise to offer the latest in entertainment delivery solutions, it has also announced that it expects to roll-out the first of 10,000 units of its set-top boxes in June of 2006 as well, jointly aimed at US and Singaporean consumers.

While all of the content for the Global IPTV service will be exclusively provided by M2B World, on the technology side the company is partnering Zentek Technology Singapore (Zentek) for the design of the set-top boxes and for technical service support to customers on a worldwide basis. Zentek is a subsidiary of Zentek Technology Group, a Japan-listed company, and is an integrated solutions provider for digital TV, IPTV, wireless broadband, mobile phone and car entertainment devices.

The company expects that this Global IPTV service will begin to transform the living room television screen into an all-in-one utility for entertainment and communication powered by any broadband connection. Targeted mainly for homes and families, this Global IPTV service will be compatible with one of the first wireless set-top boxes on the market. The new unit will connect directly to the television screen to view videos on-demand from 40 channels of segmented content programming offered through M2B World. The genres of the Video On-Demand content provided by this IPTV service will range from Hollywood movies, documentaries, music, fashion and lifestyle to travel and leisure, corporate training and professional development. In addition, the new IPTV cache will feature karaoke on-demand, Asian programming (in particular Korean serials) and the latest Hollywood blockbusters.

"This Global IPTV service that we are launching will be made affordable so that any broadband connected home can enjoy video on-demand from over 40 different channels of programming that increasingly complements a variety of lifestyle needs," said Colin Binny, CEO of Amaru Inc and M2B World Inc.

With video conferencing and video messaging features, the new M2B set-top box will create ease and convenience for all members of the household in using the television to communicate more personally through voice and image. The box will feature a media storage capacity for family photos and home videos as well as an internet browsing feature that allows for the sending and checking of emails.

 "We are excited to partner with M2B World to create this powerful synergy between its rich media content offering and Zentek's advanced technology solutions, to meet the growing worldwide demand of customers for interactive triple play - video, voice and data," said Mr. Kazuo Yoshimura, Managing Director of Zentek Technology Singapore.

Amaru Inc. and its M2B World subsidiaries target to ship 250,000 set-top boxes worldwide within the year. The set-top box is pre-bundled with a monthly subscription for the 40 channels of content and consumers will be able to order online and from local retail channels. Further details of the subscription plan and content line-up will be released by the end of February 2006 together with preview screenings to the media.

M2B World Pte. Ltd. will handle the launch in Singapore for this Global IPTV service and Asian set-top Boxes, while M2B World Inc. will focus on the marketing and distribution in the US market.

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ABOUT AMARU INC. (AMRU) AND M2B

Amaru, Inc., a Nevada corporation, through its subsidiaries under the M2B brand is a leader in the Broadband Media Entertainment business, and a major provider of interactive Entertainment-on-demand, Education-on-demand and e-commerce streaming over Broadband channels, Internet portals, and 3G devices. To date, the Company has launched multiple Broadband TV websites for Hollywood and Asian entertainment, education and online shopping, with over 100 channels designed to cater to various consumer segments and lifestyles. Its content covers diverse genres such as movies, dramas, comedies, documentaries, music, fashion, lifestyle, edutainment, and more. The M2B brand has established its competitive edge by offering access to an expansive range of content libraries for aggregation, distribution and syndication on Broadband and other media; including rights for merchandising, product branding, promotion and publicity.

Globally, Amaru Inc and M2B are expanding through several integrated companies including:

o    M2B World Inc - leads the US market and is based in Hollywood, CA.
o M2B World Pte Ltd - directs the Asian markets through its Singapore office and representative office in Shanghai, China
o    M2B Australia Pty Ltd - oversees Oceania markets
o    M2B Entertainment Inc. - oversees Canadian market
o    M2B Commerce Limited - focuses on e-commerce and e-trading
o    M2B World Travel Limited - offers e-travel services
o    M2B Game World Pte Ltd - develops online gaming platforms and content
o    M2B Commerce Ltd (Cambodia) - oversees Cambodian market
o    Amaru Holdings - drives content syndication and distribution

M2B offers consumers personalized entertainment through its wide range of broadband streaming channels available at www.m2bworld.com.

ABOUT ZENTEK TECHNOLOGY GROUP
Zentek Group, a Digital Video Broadcasting ("DVB") project member, develops and licenses software such as middleware libraries and authoring tools for the Digital TV and provides hardware solution and engineering services for Digital TV, mobile digital devices and network products for the world wide basis.

Zentek also provides an integrated DVB-MHP content development solution at its Interactive Television Content Creation Centre in Singapore. Through Zentek's joint venture with Korea's leading IP set-top box manufacturer, Celrun Co., Ltd, Zentek provides IP set-top box and VOD (Video On Demand) solutions that display high quality multimedia rich content in Japan and Asia.

Zentek Technology Group was established in 1997 in Silicon Valley, California, USA. Zentek Technology Japan, Inc., the Group Headquarter, is listed on Hercules
- Nippon New Market Exchange in Japan. Zentek Technology Group's worldwide offices are located in Japan, United States, United Kingdom, and Singapore.

More information about Zentek Technology Group can be found at www.zentek.com.sg, www.zentek.com and www.zentek.co.jp

SAFE HARBOR ACT

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "expects," "anticipates," "continue," "estimate," "project," "intend," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, and various other factors beyond the Company's control. For full statement, please refer to www.M2BWorld.com.